UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2009

ALICO, INC.
(Exact Name of Registrant as Specified in Charter)

Registrant’s telephone number, including area code: (863) 675-2966

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

¨	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14D-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 3, 2009, the Company announced that Director Dean Saunders has resigned from the Company’s Audit Committee and been replaced by Director Robert Viguet, a securities lawyer.  Mr. Saunders will remain on the Company’s Board and continue to serve on the Board’s Real Estate and Investment Committee. Mr. Saunders is a leading real estate broker in Florida.  Alico’s Board of Directors recently decided to actively market certain portions of its real estate holdings and the independent directors conceptually approved Mr. Saunders to assist the Company in its marketing efforts.  Mr. Saunders resigned his position with the Audit Committee in order to avoid any questions concerning his status as an independent director.  Any dealings with Mr. Saunders or his real estate company will be evaluated by the Audit Committee under the Company’s affiliated transactions policy to assure that any such dealings are conducted in accordance with that policy in compliance with the rules and regulations of the Securities Exchange Commission.

Alico’s Audit Committee is now composed of Evelyn D’An, Chairperson, Ramon Rodriguez, Charles L. Palmer, Robert Viguet and Dr. Gordon Walker.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

The following exhibits are included with this Report:

Exhibit 99	(1)	Press release announcing Board Committee Changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALICO, INC. (Registrant)

Date: August 12, 2009	By:	/s/ Steve Smith
Steve Smith
President and Principal Executive Officer

EXHIBIT INDEX

Exhibit 99	(1)	Press release announcing Board Committee Changes.